EXHIBIT 10.3

                       FIRST AMENDMENT TO
               SMITH'S FOOD & DRUG CENTERS, INC.
               1993 EMPLOYEE STOCK PURCHASE PLAN


     WHEREAS, the 1993 Employee Stock Purchase Plan (the "Plan") of Smith's Food & Drug Centers, Inc. (the "Company") was established by the Company effective January 3, 1993; and

      WHEREAS, the Company desires to amend the Plan as hereinafter set forth;

      NOW, THEREFORE, Paragraph 3(a) of the Plan is hereby amended and restated to read in its entirety as follows:

     3.   Eligibility.

          (a) Employment. Any Employee who is not an executive officer or a director and who (i) shall be employed by the Company on the date of such Employee's enrollment in the Plan; and (ii) shall be at least eighteen (18) years of age shall be eligible to participate in the Plan. Executive officers of the Company and directors (if they are otherwise eligible to participate in the Plan) may only so participate provided they have been employed by the Company for at least three (3) months.

      Such  amendment of Paragraph 3(a) shall serve to eliminate the  three
(3) month waiting period for eligibility under the Plan for all employees other than officers and directors.

      The Plan remains in full force and effect and remains unmodified except to the extent specifically amended herein.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers this __________ day of ____________________, 1993.

                              SMITH'S FOOD & DRUG CENTERS, INC.



                              By:  ______________________________
                                   Its __________________________

ATTEST:

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